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                                 ICON CMT CORP.
                  MASTER HOSTING AND NETWORK SERVICES AGREEMENT



         AGREEMENT, made as of the 1 day of MARCH, 1994, by and between icon CMT Corp., a Delaware corporation, with an address at 1200 Harbor Boulevard, 8th Floor, Weehawken, New Jersey 07087 ("Icon CMT"), and AMERICA'S DOCTOR(TM), a corporation with an address at 11403 CRINRIDGE DR. SUITE, OWINGS MILLS, MD
21117 ("Customer").

         WHEREAS, Icon CMT is in the business of providing certain web site design, software development, hosting and maintenance services, and certain other communications, technology and media-related products and services;

         WHEREAS, Customer is desirous or retaining Icon CMT to host a site or sites (each a "Site", and collectively the "Sites") on a network using TCP/IP protocols, and to provide certain other products and services; and

         WHEREAS, Icon CMT is willing to provide such products and services to Customer, all upon the terms and conditions set forth in the Agreement;

         NOW THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       ORDERING.

         1.1 ORDERING SERVICES. Customer may obtain service from Icon CMT under this Agreement pursuant to a Hosted Systems Order Form (each an "Order Form" and collectively the "Order Forms"). A copy of a sample Order Form is attached hereto as Exhibit A. by signing an Order Form, Customer agrees that any services obtained pursuant to such Order Form shall be subject solely to the provisions of the Agreement and such Order Form.

         1.2 ORDERING PROCEDURE. The procedure for ordering services shall be as follows: Icon CMT will prepare an Order Form or an amendment to an Order Form, as the case may be, for review by Customer. An Order Form shall document the services to be provided by Icon CMT and shall at a minimum specify the fees and charges applicable to such services. Upon mutual agreement of the parties, Customer will sign and return the Order Form to Icon CMT, whereupon the provisions of this Agreement shall govern such Order Form. In the event of any conflict between the terms of this agreement and any Order Form, the terms of this Agreement shall prevail.

2.       EQUIPMENT.

         2.1 DELIVERY OF EQUIPMENT BY CUSTOMER. Upon execution of an Order Form, Customer will deliver to Icon CMT's Network Operations Center ("NOC") the equipment (the "Equipment") listed on such Order Form, and Icon CMT will install such Equipment in Icon CMT's NOC at Icon CMT's premises.

         2.2 ACCESS TO EQUIPMENT. Customer's access to the Equipment and the Site shall at all times be subject to Customer's adherence to Icon CMT's standards for facility security and rules of conduct as established and modified from time to time by Icon CMT for its premises. A copy of Icon CMT's current standards is attached hereto as Exhibit B.

3.       INSURANCE.

         3.1 LOSS OR DAMAGE TO EQUIPMENT. During the Term (as defined below) Customer shall insure the Equipment against loss or damage while on Icon CMT's premises, and Icon CMT shall have no responsibility except for loss or damage proximately caused by its gross negligence or willful misconduct.


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         3.2 OTHER INSURANCE. During the Term, each of the parties shall maintain, at its sole cost and expense, comprehensive general liability (CGL) insurance and Professional Liability insurance (in the amount of $1,000,000 per occurrence and $3,000,000 in (the aggregate), property and equipment insurance, and such other insurance as is reasonable and customary, and in such amount which are appropriate and as are generally maintained with respect to equipment similar to the Equipment on Icon CMT's premises. Upon request, each party shall furnish the other with certificates issued by the relevant insurance company or companies evidencing the policies required hereunder. Upon request, each party's certificates shall name the other party as an additional insured, and will afford at least thirty (30) days prior written notice to such other party of cancellation or material change.

4. REMOVAL OF SITE. Upon the expiration or termination of this Agreement, and provided Icon CMT has been paid in full for its services, Icon CMT shall, at the Customer's expense (a) remove the Equipment from Icon CMT's premises and deliver it, F.O.B. Icon CMT's premises, as directed by Customer, and (b) cooperate with Customer to move the Site from Icon CMT's server to another server designated by Customer. If no delivery instructions are received by Icon CMT, Icon CMT shall make provision to store the Equipment at Customer's sole cost and expense, and without any liability therefor on the part of Icon CMT.

5.       WEB SITE HOSTING.

         5.1 DESCRIPTION OF THE SITE. A brief description of the Site shall be provided on the applicable Order form.

         5.2 HOSTING SERVICES AND CONTENT DELIVERY. Icon CMT will, during the term of each Order Form, install and host the Equipment, the Site and perform the associated hosting services stated on the applicable Order Form (the "Hosting Services") at Icon CMT's premises. In connection with the Hosting Services, Icon CMT will, on Customer's behalf use commercially reasonable efforts to make available and accessible on the World Wide Web, and reproduce the Customer Content (as defined below) on or from the Site. Customer shall deliver the Customer Content to Icon CMT in electronic, digital form, or such other form as may be reasonably requested by Icon CMT, in the manner and meeting the specifications and delivery schedule which may be set forth in the applicable Order Form. Customer will at all times retain complete copies of the Customer Content and redeliver the same if lost or damaged. For the purposes of the Agreement "Customer Content" shall mean the text, data, images, photographs, illustrations, graphics, and other material delivered by Customer to Icon CMT that comprise the Site as described in the Order Form. Customer shall be solely responsible for the editorial supervision of the Customer Content so that the Customer Content is suitable to be made available on the Site. Customer shall be responsible for reviewing the Customer Content prior to it being made available in order to confirm, among other things, that it complies with customer's representations and warranties contained in this Agreement.

         5.3 COOPERATION. Customer acknowledges that the successful provision of the Hosting Services and the Network Services (as defined below) hereunder will require the good faith cooperation of Customer. Accordingly, Customer will fully cooperate with Icon CMT, including without limitation (a) providing Icon CMT with all information reasonably requested by Icon CMT concerning the content and operation of the Site (the "Site Information"), and (b) designating at least one employee or consultant of Customer to act as Project Manager in connection with the performance of this Agreement, which designee shall be reasonably acceptable to Icon CMT and shall have substantial relevant experience.

         5.4 CREDIT. The Site shall bear the credit "Network Services and Hosting by Icon CMT Corp," or such other credit as may be reasonably acceptable to Icon CMT.

6.       NETWORK SERVICES.

         6.1 SERVICES. During the term of each Order Form, Icon CMT shall provide Customer with the installation and operation of network services as stated in the applicable Order Form (the "Network Services"). The Network Services shall be rendered in a commercially reasonable manner, and in connection therewith Icon CMT shall monitor its network and its interconnections to other networks and

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use commercially reasonable efforts to maintain its data network, including interconnections, in an operational state at all times, other than for scheduled maintenance. Icon CMT shall have no responsibility for failures due to third party suppliers of goods or services. Unless otherwise set forth in the applicable Order Form, in the event of a failure due solely to Icon, Icon shall issue a credit to Customer.

         6.2 ACKNOWLEDGEMENT OF CUSTOMER. Customer acknowledges that (a) it is solely responsible for assessing its own computer and transmission network needs and the results to be obtained therefrom, and (b) Icon CMT does not exercise any control over the content of the information passing through the Internet in connection with the Network Services it provides, nor does it take any responsibility for the accuracy, quality or nature of the information obtained through the Network Services it provides.

7.       REPRESENTATION, WARRANTIES AND COVENANTS.

         7.1 AUTHORITY CONFLICTS. Each of the parties represents and warrants that it has all necessary rights and authority to execute and deliver this Agreement and perform its obligations hereunder, and that its execution, delivery and performance of this Agreement will not conflict with or constitute a default under any other contract or obligation to which it is a party.

         7.2 COVENANTS OF CUSTOMER. Customer covenants and agrees that (a) it will not use the Network Services provided under this Agreement in any manner which is in violation of any law or governmental regulation, or Icon CMT's Acceptable Use Policy as posted on Icon CMT's web site (www.icon.com) from time to time, (b) the Customer Content will not violate or infringe the rights of others, including, without limitation, any copyright, trademark, trade dress, trade secret, privacy, publicity, or other personal or proprietary right, and
(c) the Customer content will not include indecent or obscene material or in any way constitute a defamation or libel of Icon CMT or any third party.

8.       PAYMENT TERMS.

         8.1 GENERAL. A description of the services and the prices applicable thereto shall be set forth in each Order Form and Icon CMT shall provided and Customer shall pay for, all of the services set forth in each Order Form at the prices set forth therein; provided, however, that unless otherwise agreed in writing, the prices applicable to any renewal of the term of an Order Form shall be Icon CMT's then prevailing prices as of the date so such renewal. Icon CMT shall invoice Customer at the beginning of each calendar month for all fees and charges accrued during the previous month, and Customer shall pay the invoiced amount net thirty (30) days from the invoice date. Any amount not paid within thirty (30) days after the invoice date shall bear interest from the invoice date to the date of payment in full at the lesser of (a) one and one half percent (1 1/2%) per month, or (b) the highest rate allowed by applicable law.

         8.2 TAXES. There shall be added to the fees and charges due under this Agreement amounts equal to all taxes, however designated, levied, or based on such fees and charges, or on the equipment supplied, services rendered or parts supplied pursuant to the Agreement, including without limitation any state and local privilege, sales, use or excise taxes based on gross revenue, and any taxes or amounts in lieu thereof paid or payable by Icon CMT in respect of the foregoing, exclusive, however, of taxes based on Icon CMT's net income.

         8.3 CHANGES. Icon CMT reserves the right to change the prices for the Network Services upon not less than forty-five (45) days advance written notice to Customer. In the event of such a price change, Customer may terminate the applicable Order Form(s), without penalty, on or before the effective date of such price change upon at least thirty (30) days advance written notice to Icon CMT.

9. OWNERSHIP AND LICENSE. Any and all artwork, logos, graphics, video, text, data and other materials supplied by Customer to Icon CMT in connection with this Agreement, as well as the domain name or names assigned to the Site, shall remain the sole and exclusive property of Customer. It is also expressly understood and agreed that no rights are transferred from Customer to Icon CMT with respect to any of the Customer Content or any other proprietary information, trademark, or logo of Customer provided

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hereunder, except as necessary for Icon CMT to perform the Hosting Services and
Network Services and to maintain a complete and accurate list of its customers.

10.      TERM AND TERMINATION.

         10.1 AGREEMENT TERM. The Term of this Agreement (the "Term") shall commence on the date hereof and expire on the later of (a) the second anniversary of the date hereof, and (b) the expiration or termination of all outstanding Order Forms issued pursuant hereto.

         10.2 ORDER FORM TERM. Unless otherwise set forth in the Order Form, the term with respect to each Order Form shall commence on the earlier of (a) the date of first availability of the Site on the Icon CMT Network, or (b) ten days after installation of the Equipment, and continue in full force and effect for a period of one (1) year.

         10.3 TERMINATION AT END OF TERM. Each order form may be terminated by either party at the end of its applicable term by giving written notice to the other party at least sixty (60) days prior thereto, but in default of such notice, such Order Form shall automatically renew under the same terms and conditions for successive periods of one year each.

         10.4 TERMINATION FOR BREACH. Either party may terminate an Order Form if the other party is in material breach of its obligations with respect to such Order Form and such party fails to cure such breach within thirty
(30) days (or five (5) days in the case of breach due to non-payment of money due) after written notice thereof is given by the non-breaching party.

         10.5 OTHER TERMINATION. Either party may terminate this Agreement and each outstanding Order Form immediately upon the occurrence of any of the following events with respect to the other party: (a) a receiver is appointed for such party or its material assets; (b) such party becomes insolvent, generally unable to pay its debts as they become due, makes an assignment for the benefit of its creditors or seeks relief under any bankruptcy, insolvency or debtor's relief law; (c) proceedings are commenced against such party under any bankruptcy, insolvency or debtor's relief law, and such proceedings have not been vacated or set aside within 60 days from the date of commencement thereof;
(d) such party is liquidated, dissolved or otherwise ceases to do business; or
(e) such party fails to deliver adequate assurances of due performance on request.

         10.6 RETURN OF CONFIDENTIAL INFORMATION. Upon any termination of this Agreement, each party shall immediately return, or if so requested destroy, all Confidential Information (as defined below) and other property belonging to the requesting party.

         10.7 EFFECT OF TERMINATION. Termination of any Order Form shall not limit either party from pursuing any other remedies available to it, including injunctive relief, nor shall termination relieve Customer of its obligation to pay all charges that accrued prior to such termination.

11.      CONFIDENTIALITY.

         11.1 GENERAL. During the Term, each party hereto (the "Disclosing Party") may disclose to the other party (the "Receiving Party") information in connection with the performance of this Agreement, including without limitation information concerning the Disclosing Party's business, products, services, content, technical data, trade secrets, plans for products or services, customer or supplier lists, marketing plans, software, source code for software, financial documents or data, inventions, processes, technology, and designs, which when provided hereunder in documentary or other tangible form shall be marked or stamped "Confidential," and which if disclosed orally or visually shall be identified in a writing marked "Confidential" by the Disclosing party and submitted to the Receiving party within thirty (30) days after disclosure. All such information about the Disclosing party shall be deemed "Confidential Information." The parties shall use the Confidential Information of the other party solely to perform this Agreement, and all Confidential Information shall remain the sole property of the Disclosing Party. The Receiving Party



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shall hold the Confidential Information in strict confidence and shall not make any disclosure of the Confidential Information (including methods or concepts utilized in the Confidential Information) to anyone during the Term and for a period of two (2) years thereafter without the express written consent of the Disclosing Party, except to employees, consultants or agents to whom disclosure is necessary to the performance of this Agreement and who have executed a confidentiality agreement with the Receiving Party, or are otherwise bound by a duty of confidentiality, pursuant to which such persons are required to maintain the confidentiality of the Confidential Information. Each of the parties shall use the same care as it uses to maintain the confidentiality of its most confidential information, which shall in no event be less than reasonable care. Consultant and Customer acknowledge that the remedy at law for any breach or threatened breach of the provisions of this Section shall be inadequate, and that the non-breaching party, in addition to any other remedy available to it, shall be entitled to obtain injunctive relief without proof of irreparable injury and without posting bond.

         11.2. EXCLUSIONS. Notwithstanding the foregoing, the Receiving Party shall have no obligation under this Agreement with respect to any Confidential Information disclosed to it which: (a) the Receiving Party can demonstrate was already known to it at the time of its receipt hereunder and does so within a reasonable time after initial disclosure hereunder; (b) is or becomes generally available to the public other than by means of the Receiving Party's breach of its obligations under this Agreement; (c) is independently obtained from a third party whose disclosure violates no duty of confidentiality; (d) is independently developed by or on behalf of the Receiving Party without access to or use of or reliance on any Confidential Information furnished to it under this Agreement, and such independent development can be reasonably evidenced by the Receiving Party; or (e) is disclosed pursuant to applicable law or regulation or by operation of law, provided that the Receiving Party may disclose only such information as is legally required, and provided further that the Receiving Party shall provide reasonable notice to the Disclosing Party of such requirement and a reasonable opportunity to object to such disclosure.

12.      INDEMNIFICATION.

         12.1. INDEMNITY. Each party (the "Indemnifying Party") shall indemnify and hold harmless the other party, its affiliates, and their respective officers, directors, members, employees and agents (the "Indemnified Party") from and against any and all claims, actions, suits or proceedings instituted by third parties, as well as any and all losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys fees) arising out of or accruing from (a) any misrepresentation or breach or alleged breach of the Indemnifying Party's representations and warranties set forth in this Agreement, and (b) any non-compliance by the Indemnifying Party with any covenants, agreements or undertakings of such party contained in or made pursuant to this Agreement.

         12.2. PROCEDURES. Upon the assertion of any claim or the commencement of any suit or proceeding against an Indemnified Party by any third party that may give rise to liability of an Indemnifying Party hereunder, the Indemnified Party shall promptly notify the Indemnifying Party of the existence of such claim and shall give the Indemnifying Party reasonable opportunity to defend and/or settle the claim at its own expense and with counsel of its own selection. The Indemnified Party shall cooperate with the Indemnifying Party and shall at all times have the right fully to participate in, but not control, such defense with its own counsel and at its own expense. The Indemnified Party shall not make any settlement of any claims which might give rise to liability of the Indemnifying Party hereunder without the prior written consent of the Indemnifying Party.

13. FORCE MAJEURE. Neither party shall be deemed in default or otherwise liable for any delay in or failure of performance under this Agreement or any Order Form (other than Customer's payment obligations hereunder) by reason of any act of God, fire, natural disaster, accident, riot, act of government, shortage of materials or supplies, failure of transportation or communication or of supplies of goods or services, or any other cause beyond the reasonable control of such party.

14. LIMITATION OF LIABILITY. Icon CMT's liability for any and all claims arising in connection with this Agreement shall not exceed the lesser of (a) $50,000 and
(b) the sum total of payments made by Customer to Icon CMT pursuant to the corresponding Order Form during the six (6) months immediately preceding



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the event for which damages are claimed. Claims for damages must be made within one year of the incident to which they relate or be forever barred. TO THE MAXIMUM EXTENT PERMITTED BY LAW, NEITHER ICON CMT NOR ITS EMPLOYEES, OFFICERS, DIRECTORS, AFFILIATES, AGENTS OR SUPPLIERS SHALL BE LIABLE TO CUSTOMER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, RELIANCE OR PUNITIVE DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER FOR BREACH OF WARRANTY OR ANY OBLIGATION ARISING THEREFROM OR OTHERWISE, WHETHER LIABILITY IS ASSERTED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY) AND IRRESPECTIVE OF WHETHER ICON CMT HAS ADVISED OR HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE. CUSTOMER HEREBY WAIVES ANY CLAIM THAT THESE EXCLUSIONS DEPRIVE SUCH PARTY OF AN ADEQUATE REMEDY. Some States do not allow the exclusion of incidental or consequential damages and therefore certain provisions hereof may not apply to customers located in those States. The provisions of this Section allocate the risks under this Agreement between Icon CMT and Customer. Icon CMT's pricing reflects the allocation of risk and limitation of liability specified herein.

15. NON-SOLICITATION OF EMPLOYEES. The parties recognize that their respective employees, and such employees' loyalty and services, constitute valuable assets of the other. Accordingly, neither party shall, during the Term and for a period of six (6) months thereafter, directly or indirectly solicit, employ, offer to employ nor engage as a consultant, any employee of the other party. The parties agree that the remedy at law for any breach of the foregoing provisions shall be inadequate and that, in addition to any other remedy it might have, the aggrieved party shall be entitled to injunctive relief without proof of irreparable injury and without posting bond.

16. INDEPENDENT CONTRACTOR. Icon CMT, in performing its obligations under this Agreement, is acting as an independent contractor and shall have exclusive control of the manner and means of performing such obligations. Each party shall be solely responsible for the supervision, daily direction and control of its employees and payment of their salaries (including withholding of appropriate payroll taxes), worker's compensation, disability, and other benefits. Nothing in this Agreement shall be construed as making either party the agent of the other party, as granting to the other party the right to enter into any contract on behalf of the other party, or as establishing a partnership, franchise or joint venture between the parties. Under no circumstances shall the employees of one party be deemed to be employees of the other for any purpose.

17. ARBITRATION. Except for the right of either party to apply to a court of competent jurisdiction for an injunction or other equitable relief or for collection of an account stated, any controversy or claim arising out of or relating to this Agreement or its breach shall be settled by arbitration before a single arbitrator (or a panel of three if the amount in issue exceeds $250,000) in New York County, State of New York, in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any Court of competent jurisdiction. As a condition to the parties' agreement to submit any such controversy or claim to arbitration, the parties agree that the arbitrator must be an expert in computer technology and/or computer law.

18. ASSIGNMENT. Neither party may assign this Agreement without the prior written consent of the other, except (a) in connection with the sale of all or substantially all of it assets, (b) to the surviving entity in any merger or consolidation, or (c) in the case of Icon CMT, to an affiliated company. Icon CMT shall be free to perform all or any party of this Agreement through one or more subcontractors.

19. GOVERNING LAW; ENTIRE AGREEMENT. This Agreement and each Order Form shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. This Agreement, together with any Order Form(s) executed pursuant hereto, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previous or contemporaneous agreements, proposals, understandings, and representations, written or oral, with respect to the terms and conditions hereof. Neither this Agreement nor any Order Form may be modified or amended except in writing signed by a duly authorized representative of each party.



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20. WAIVER. The waiver by either party of any default or breach of this
Agreement or any Order Form shall not constitute a waiver of any other or subsequent default or breach. Except for actions for nonpayment, no action, regardless of form, arising out of this Agreement or any Order Form may be brought by either party more than one year after the cause of action has been accrued.

21. NOTICES. All notices, including notices of address changes, required or permitted to be given by either party under this Agreement shall be sent by registered or certified mail or by reputable overnight commercial delivery to the address specified herein by each party. Notices to Icon CMT shall be sent to the attention of its General Counsel.

22. ATTORNEY'S FEES. In any action or proceeding to enforce any of the terms or provisions of this Agreement or on account of the breach hereof, the party prevailing shall be entitled to recover all its expenses, including, without limitation, reasonable attorney's fees.

23. CONFLICT. The terms and conditions of this Agreement, including all Order Forms executed pursuant hereto, shall prevail notwithstanding any different or additional terms and conditions of any purchase order or other form for purchase or payment submitted by Customer to Icon CMT, all of which are hereby rejected. Icon CMT is only willing to do business with customers on the terms of this Agreement, and any customer unwilling to accept these terms should not proceed with this Agreement.

24. SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected, or if any one or more of the provisions contained herein shall be held to be excessively broad as to duration, activity or subject, such provision shall be construed by limiting and reducing such provisions so as to be enforceable to the maximum extent compatible with applicable law.

25. SURVIVAL. All terms and provisions of this Agreement which should by their nature survive the termination of this Agreement shall so survive, including but not limited to sections 7.3, 11, 12, 14 and 15.

26. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and all of which shall be deemed one and the same instrument.

27. HEADINGS. The headings in this Agreement are used for convenience of reference and shall not be deemed to modify or affect the interpretation of this Agreement.

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed by their respective duly authorized officers or representatives as of the day and year first above written.



ICON CMT CORP.



                                                 /s/   LAURA GILL
------------------------------------       -----------------------------------
                  Signature                            Signature


                                                        LAURA GILL
------------------------------------       -----------------------------------
                  Print Name                            Print Name

                                                  Chief Operating Officer
------------------------------------       -----------------------------------
                  Title                                  Title


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